                                                                     Exhibit 4.7



                                                                           Chase


                                     WARRANT


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                            U.S. HOMECARE CORPORATION
                                 750 Main Street
                           Hartford, Connecticut 06103

                             STOCK PURCHASE WARRANT


                                                     Warrant No. WA-19


Date of Issuance:  March 25, 1997                    Right to Purchase 100,867
                                                     Shares of Common Stock
                                                     (subject to adjustment)


         For value received, U.S. HOMECARE CORPORATION, a New York corporation (the "Company"), hereby grants to THE CHASE MANHATTAN BANK or its registered assigns (the "Registered Holder"), the right to purchase from the Company 100,867 shares of the Company's Common Stock (subject to adjustment pursuant to Section 3 hereof) at a price of $1.5969 per share. The amount and kind of securities purchasable pursuant to the rights granted under this Warrant are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

         1. Definitions. As used in this Warrant, the following terms have the meanings set forth below:

                  "Affiliate" means, at any time, a Person controlling, controlled by or under common control at such time with the Registered Holder.

                  "Certificate" means the Certificate of Amendment to the Certificate of Incorporation of the Company filed with the Secretary of the State of New York on February 1, 1995.

                  "Common Stock" means the Company's Common Stock, $0.01 par value per share.

                  "Common Stock Deemed Outstanding" means, at any given time,
(a) the number of shares of Common Stock actually outstanding at such time; (b) the number of shares of Common Stock issuable (i) upon the conversion of outstanding shares of preferred stock and (ii) with respect to all other options, warrants, rights, or other securities convertible into shares of Common Stock (provided that such options, warrants or rights are at an exercise price less than or equal to the Market Price in effect on the relevant date; provided, further that such options, warrants and rights shall only be considered "Common Stock Deemed Outstanding" only to the extent that they have vested and are exercisable on the relevant date), and (c) securities convertible into or exchangeable for any of the foregoing.

                  "Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of October 6, 1995, as amended by Amendment No. 1 dated as of October 31, 1996, Amendment No. 2 dated as of November 14, 1996, and Amendment No. 3 dated as of the date hereof, between the Company, the Registered Holder and the other party named therein.

                  "Date of Issuance" shall have the meaning specified in
Section 12 of this Warrant.

                  "Exercise Price" shall be $1.5969 per share, subject to adjustment pursuant to Sections 3 and 5 hereof.

                  "Market Price" means as to any security, the last reported sales price regular way, or in case no such sales take place on such day, the average of the closing bid and ask prices regular way, in each case on the principal national securities exchange on which the security is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the security is not listed or admitted to trading on any national securities exchange and is not quoted on the Nasdaq National Market, the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose.

                  "Person" means an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

                  "Warrant Stock" means a share of the Company's authorized but unissued Common Stock issuable upon exercise of the Warrant; provided that if there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" will mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         2.       Exercise of Warrant.

                  2.1      Exercise Period.  The Registered Holder may

                           (i) exercise this Warrant, in whole or in part (but not as to a fractional share of Warrant Stock), with respect to 50,433 shares of the Warrant Stock (subject to adjustment as herein provided) at any time prior to 5:00 p.m. (New York time) on March 25, 2002;

                           (ii) in the event the Company has not received either a bona fide letter of intent for a merger or consolidation involving the Company or the purchase of substantially all of the stock of the Borrowers (as such term is defined in the Credit Agreement) or the Company or substantially all of their assets or a bona fide commitment to refinance the Loans (as such term is defined in the Credit Agreement) (collectively, an "Offer") by June 30, 1997, exercise this Warrant, in whole or in part (but not as to a fractional share of Warrant Stock) with respect to an additional 25,217 shares of the Warrant Stock (subject to adjustments as herein provided), at any time on or after June 30, 1997 but prior to 5:00 (New York time) on March 25, 2002; and

                           (iii) in the event the Company has not received an
                  Offer by September 30, 1997, exercise this Warrant in whole or in part (but not as to a fractional share of Warrant Stock) with respect to the remaining 25,217 shares of the Warrant Stock (subject to adjustments as herein provided), at any time on or after September 30, 1997 but prior to 5:00 p.m. (New York time) on March 25, 2002, unless the right to purchase shares of Warrant Stock under this Warrant is earlier terminated pursuant to Section 14 (the "Exercise Period").


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
                  2.2      Exercise Procedure.

                           (a)      This Warrant will be deemed to have been
exercised at such time as the Company has received all of the following items, if applicable (the "Exercise Date"):

                                    (i)   a completed Exercise Agreement, as
                           described below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                                    (ii)  this Warrant;

                                    (iii) if this Warrant is not registered in
                           the name of the Purchaser, an Assignment or Assignments substantially in the form set forth in
                           Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser; and

                                    (iv)  a check payable to the Company in an
                           amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise.

                  In lieu of paying the purchase price set forth in (iv) above, the Purchaser may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised), in which event the Company shall issue to the Purchaser the number of shares of the Company's Common Stock computed using the following formula:

                                   X = Y (A-B)
                                      --------
                                         A

         Where:

         X = the number of shares of Warrant Stock to be issued to the Purchaser;

         Y = the number of shares of Warrant Stock otherwise purchasable (or the portion thereof being exercised) under this Warrant (at the date of exercise);

         A = the Market Price of one share of the Company's Common Stock (at the date of such exercise); and

         B =      Exercise Price (as adjusted to the date of such exercise).


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
                           (b)      Certificates for shares of Warrant Stock
purchased upon exercise of this Warrant or any portion thereof will be delivered by the Company to the Purchaser within ten days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare, at its own expense, a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. The Company will, within such ten-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                           (c)      The Warrant Stock issuable upon the exercise
of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Stock on the Exercise Date.

                           (d)      The issuance and delivery of certificates
for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance or delivery tax or government charge in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock.

                           (e)      The Company agrees to maintain books for the
registration and the registration of transfer of the warrants. The Company will not close its books for the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price.

                  2.3 Exercise Agreement. The Exercise Agreement will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Registered Holder of this Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered, and if the Purchaser wishes to receive shares in lieu of paying the purchase price as set forth in Section 2.2, it will also state such election.


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
                  2.4 Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of Subsection 2.1, be issuable upon exercise of the rights represented by this Warrant, the Company will, within ten days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.

         3. Adjustment of Number of Shares Issuable upon Exercise. In case the Company shall at any time after the date hereof (a) issue any shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or any rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, as a dividend or other distribution upon Common Stock, or (b) issue any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock, by reclassification or otherwise, (i) the Registered Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase on the date purchase rights under this Warrant are exercised, the number of shares of Warrant Stock, calculated to the nearest full share, determined by multiplying the number of shares of Warrant Stock purchasable hereunder immediately prior to any adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such dividend, distribution, subdivision or combination and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such dividend, distribution, subdivision or combination and (ii) the Exercise Price shall be adjusted to equal the Exercise Price hereunder immediately prior to any such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately before such dividend, distribution, subdivision or combination and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such dividend, distribution, subdivision or combination.

         4. Effect of Reorganization or Reclassification, Consolidation, Merger or Sale. If at any time while this Warrant is outstanding there shall be
(i) any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares or dividend or distribution provided for in Subsection 3 hereof) or (ii) any consolidation or merger of the Company with or into another corporation, or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, the holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor


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
corporation resulting from such consolidation or merger, as the case may be, to which the Warrant Stock (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition. In any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth in this Warrant (including those relating to adjustments of the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition and the holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation or merger. The Company shall not effect any such reorganization, consolidation or merger unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the holder hereof such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant shall terminate 60 days after the Company gives written notice to the Registered Holder of this Warrant that such sale or other disposition has been consummated.

         5.       Adjustment of Exercise Price Upon Issuance of
Additional Shares of Common Stock.

                           (a)      In the event the Company shall, at any time
after the date hereof and prior to the first anniversary of the date hereof, issue Additional Shares of Common Stock (as defined in Section G-4(i)(i) of the Certificate (including Additional Shares of Common Stock deemed to be issued pursuant to Section G-4(i)(iii) of the Certificate, but excluding shares issued as a dividend or combination as provided in Section 3 hereof)), without consideration or for a consideration per share less than the applicable Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to the consideration per share received by the Company for the issue of the Additional Shares of Common Stock (determined pursuant to Section G-4(i)(v) of the Certificate), or par value in the case of issuance for no consideration.

                           (b)      In the event the Company shall at any time
on or after the first anniversary of the date hereof issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section G-4(i)(iii) of the Certificate, but excluding shares issued as a dividend or combination as provided in Section 3 hereof), without consideration or for a consideration per share less than the applicable Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issue; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section 5, all shares of Common Stock issuable upon exercise or conversion of Options (as defined in Section G-4(i)(i) of the Certificate) or Convertible Securities (as defined in Section G-4(i)(i) of the Certificate) outstanding immediately prior to such issue shall be deemed to be outstanding (other than shares excluded from the definition of "Additional Shares of Common Stock" by virtue of clause (IV) of Section G-4(i)(i)(D) of the Certificate), and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                  Upon any adjustment of the Exercise Price as provided in this Section, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and (B) the denominator of which shall be the Exercise Price resulting from such adjustment.


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
                  Notwithstanding the foregoing, the applicable Exercise Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

         6. Notice of Adjustments. Immediately upon any increase or decrease in the number of shares of Common Stock purchasable upon exercise of this Warrant, the Company will send written notice thereof to all Registered Holders, stating the adjusted Exercise Price and the increased or decreased number of shares purchasable upon exercise of this Warrant and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease. When appropriate, such notice may be given in advance and included as part of any notice required to be given pursuant to Section 7 below.

         7.       Prior Notice as to Certain Events.  In case at any time:

                           (a)      the Company shall pay any dividend payable
in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

                           (b)      the Company shall offer for subscription pro
rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or

                           (c)      there shall be any reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or a sale or disposition of all or substantially all its assets; or

                           (d)      there shall be an amendment to the
Certificate of Incorporation of the Company; or

                           (e)      the shareholders shall amend the By-Laws of
the Company; or

                           (f)      the Company proposes to offer of its Common
Stock in a public offering; or

                           (g)      there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;

then, in each of said cases, the Company shall give prior written notice, by registered mail, postage prepaid, return receipt requested, addressed to the Registered Holder of this Warrant at


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
the address of such holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution, subscription rights or shareholder vote or
(ii) such reorganization, reclassification, consolidation, merger, sale, amendment, public offering, dissolution, liquidation or winding up shall take place, as the case may be. A copy of each such notice shall be sent simultaneously to each transfer agent of the Company's Common Stock. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         8. Registration Rights. The Registered Holder of the Warrant Stock issued upon exercise of the Warrant shall be entitled to all rights granted pursuant to the Registration Rights Agreement dated October 6, 1995, as amended on the date hereof and agrees to be bound by all of the obligations and limitations thereof.

         9. Reservation of Common Stock. The Company will at all times reserve and keep available, free from preemptive or other rights of third parties, for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable and free from preemptive or other rights of third parties.

         10. No Voting Rights; Limitations of Liability. This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Registered Holder to purchase shares of Warrant Stock, and no enumeration in this Warrant of the rights or privileges of the Registered Holder, will give rise to any liability of such Holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.


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
         11.      Warrant Transferable.

                           (a)      Subject to the transfer conditions referred
to in paragraph (b) below, this Warrant and all rights hereunder and all Warrant Stock shall be transferable, in whole or in part, to any Person. Such Person shall agree to be bound by the terms of that certain Registration Rights Agreement.

                           (b)      The Registered Holder of this Warrant
acknowledges that this Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") or under state securities or "blue sky" laws. Except as permitted under applicable federal and state securities or "blue sky" laws, these securities and all Warrant Stock may not be sold, offered for sale, pledged, hypothecated, assigned or otherwise disposed of in the absence of an effective registration under the Act, and under all applicable state securities or "blue sky" laws or an opinion of counsel or other proof reasonably satisfactory to the Company that such registration is not required.

         12. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued. The Company shall prepare, issue and deliver at its own expense such new Warrants.

         13. No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, winding up, issue or sale of securities or any other voluntary action, avoid or seek in bad faith to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

                           Upon the request of the Holder, the Company will
at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.


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
         14. Termination. Subject to Sections 4 and 7, all rights to purchase Warrant Stock under this Warrant terminate immediately upon any voluntary or involuntary liquidation, dissolution or winding up of the Company.

         15.      Miscellaneous.

                  15.1 Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing at least 50% of the shares of Warrant Stock obtainable upon the exercise of the Warrants outstanding at the time of such consent.

                  15.2 Notices. Any notices required to be sent to a Registered Holder will be delivered to the address of such Registered Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by registered mail, postage prepaid, return receipt requested, and will be deemed to have been given when received.

                  15.3 Descriptive Headings; Governing Law. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of New York, without regard to principles of conflicts or choice of law.

                  15.4 Lost, Stolen, Destroyed or Mutilated Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of an indemnity satisfactory to it, and, in the case of mutilation upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date, upon reimbursement to the Company for all reasonable expense incidental thereto. Any such new Warrant executed and delivered pursuant to this section shall constitute a contractual obligation on the part of the Company, whether or not this Warrant (so lost, stolen, destroyed or mutilated) shall thereafter at any time be enforced by anyone, provided that the indemnification provided pursuant to this section shall not be effected.

                  15.5 Registered Holder. Notwithstanding any other provision of this Warrant, if The Chase Manhattan Bank ("Chase") or any Affiliate thereof is the Registered Holder, Chase and its affiliates may exercise this Warrant, in whole or in part, solely to the extent such exercise would not result in Chase and its Affiliates holding, directly or indirectly, in excess of 4.99% of


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
the outstanding Common Stock of the Company at the time of such exercise (such determination to be made by Chase).

                  15.6 Capitalization. As of the date hereof, there are outstanding 9,709,490 shares of Common Stock and 328,569 shares of preferred stock, which are convertible into 7,201,421 shares of Common Stock.

                  15.7 Undertakings. Chase covenants with the Company that it will not exercise or attempt to exercise influence over the management or policies of the Company in connection with this Warrant or any shares of stock for which this Warrant may be exercised.

                  15.8 Shareholder Communications. The Company will provide the Registered Holder with copies of all written communications distributed to shareholders generally.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal.


                                            U.S. HOMECARE CORPORATION



                                            By:    _________________________
                                            Name:  Gerald J. Boisvert, Jr.
                                            Title: Chief Financial Officer







Acknowledged and agreed as
to Section 15.7 of this Warrant.

THE CHASE MANHATTAN BANK




By:  _________________________
Name:    John Hariaczy
Title:   Vice President

                                                                       EXHIBIT I


                               EXERCISE AGREEMENT


To:



Dated:


                  The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant and herewith makes payment of $_____, representing the full purchase price for such shares at the price per share provided for in such Warrant. In lieu of paying such purchase price, I will/will not make a cashless exercise pursuant to Section 2.2 of the attached Warrant.

                  The Common Stock shall be issued to ____________. Unless the attached Warrant has expired or all of the purchase rights represented thereby have been exercised, a new Warrant, substantially identical to the attached Warrant, representing the rights formerly represented by the attached Warrant which have not expired or been exercised shall be issued to _____________.




                                             Signature__________________________

                                             Address:___________________________

                                                                      EXHIBIT II


                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.______) with respect to the number of shares of Common Stock covered thereby set forth below, unto:



Name of Assignee                     Address                       No. of Shares











Dated:                                      Signature___________________________

                                                     ___________________________

                                            Witness  ___________________________